Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 12, 2010 (except for Note 19, as to which the date is April 5, 2010), relating to the consolidated financial statements and financial statement schedule of Metals USA Holdings Corp. and subsidiaries, appearing in the Prospectus, which is a part of the Registration Statement (File No. 333-150999).

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

April 8, 2010